Exhibit (17)(d)

Fairlead Tactical Sector ETF

A Series of Capitol Series Trust

Proxy For A Special Meeting of Shareholders To Be Held On December 1, 2026

The undersigned, revoking prior proxies, hereby appoints Matthew Miller and Tiffany Franklin, and each of them, as proxies of the undersigned, granted in connection with the voting of the shares hereto with full power of substitution, to vote shares held in the name of the undersigned on the record date at the Special Meeting of shareholders of Fairlead Tactical Sector ETF (the “Fund”) to be held at the office of Ultimus Fund Solutions, LLC, 225 Pictoria Drive, Suite 450, Cincinnati, Ohio 45246 on December 1, 2026, at 11:00 a.m. Eastern time, or at any adjournments or postponements thereof, upon the Proposal described in the Notice of Meeting and accompanying Proxy Statement, which have been received by the undersigned.

Do you have questions? If you have any questions about how to vote your proxy or about the Meeting in general, please call toll-free (800) 399-1581. Representatives are available to assist you Monday through Friday 9AM to 10PM ET.

Important Notice Regarding the Availability of Proxy Materials: The Notice of the Meeting and Proxy Statement are available at vote.proxyonline.com/fairlead/docs/2026mtg.pdf

[PROXY ID NUMBER HERE]	[BAR CODE HERE]	[CUSIP HERE]

Fairlead Tactical Sector ETF

YOUR SIGNATURE IS REQUIRED FOR YOUR VOTE TO BE COUNTED. The signer(s) acknowledges receipt of this Proxy Statement of the Board of Trustees. Your signature(s) on this Proxy should be exactly as your name(s) appears on this Proxy (reverse side). If the shares are held jointly, each holder should sign this Proxy. Attorneys-in fact, executors, administrators, trustees or guardians should indicate the full title and capacity in which they are signing.

	SIGNATURE (AND TITLE IF APPLICABLE)	DATE

	SIGNATURE (IF HELD JOINTLY)	DATE

This proxy is solicited on behalf of the Fund’s Board of Trustees, and the Proposal has been unanimously approved by the Board of Trustees and recommended for approval by shareholders. When properly executed, this proxy will be voted as indicated or “FOR” the Proposal if no choice is indicated. The proxy will be voted in accordance with the proxy holders’ best judgment as to any other matters that may arise at the Special Meeting.

THE BOARD OF TRUSTEES OF THE FUND UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSAL.

TO VOTE, MARK ONE CIRCLE BELOW IN BLUE OR BLACK INK AS FOLLOWS. Example: ●

	PROPOSAL(S):	FOR	AGAINST	ABSTAIN

1.	To approve the Agreement and Plan of Reorganization providing for the reorganization of the Fairlead Tactical Sector ETF into the Amplify Fairlead Tactical Sector ETF, a newly created series of Amplify ETF Trust	○	○	○
2.	To transact such other business as may properly come before the Meeting or any adjournments or postponements thereof.

THANK YOU FOR VOTING

[PROXY ID NUMBER HERE]	[BAR CODE HERE]	[CUSIP HERE]